Exhibit 99.1
Cohu Reports Second Quarter 2009 Operating Results
POWAY, Calif., July 22, 2009 — Cohu, Inc. (NASDAQ:COHU) today announced that net sales were $38.4 million for the second quarter ended June 27, 2009 compared to $51.8 million for the second quarter ended June 28, 2008 and $36.6 million for the first quarter ended March 28, 2009. The net loss for the second quarter of 2009 was $(22.6) million or $(0.97) per share compared to net income of $0.2 million or $0.01 per share for the second quarter of 2008 and a net loss of $(6.3) million or $(0.27) per share for the first quarter of 2009. The net loss for the quarter ended June 27, 2009 includes a non-cash charge of $19.6 million, or $0.84 per share, for an increase in the valuation allowance against our deferred tax assets.
Net sales for the first six months of 2009 were $75.0 million with a net loss of $(28.9) million or $(1.24) per share compared to net sales of $110.2 million with net income of $2.1 million or $0.09 per share for the first six months of 2008.
On a non-GAAP basis, net loss for the second quarter of 2009 was $(1.4) million or $(0.06) per share compared to net income of $1.4 million or $0.06 per share in the same period last year. For the first six months of 2009, net loss on a non-GAAP basis was $(6.1) million or $(0.26) per share compared to net income of $4.5 million or $0.19 per share in the previous year. These non-GAAP financial measures exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets and the deferred tax asset valuation allowance.
Sales of semiconductor equipment accounted for 64.4% of second quarter 2009 sales. Microwave communications equipment and television cameras and related equipment contributed 24.2% and 11.4%, respectively, for the same period.
Orders were $45.6 million for the second quarter of 2009 and $34.4 million for the first quarter of 2009. Orders for semiconductor equipment were $33.3 million in the second quarter of 2009 compared to $20.2 million in the first quarter of 2009. Total consolidated backlog was $51.6 million at June 27, 2009 compared to $44.4 million at March 28, 2009. Cohu expects third quarter 2009 sales to be approximately $40 million.
James A. Donahue, President and Chief Executive Officer, stated, “In a business environment that remains difficult, Cohu recorded improved sequential operating results, positive cash flow and increased orders for the second quarter of 2009. Sales were 24% higher than our guidance as a result of stronger than expected turns business in our semiconductor equipment business. Gross margin benefitted from this higher volume and also from favorable product mix at Broadcast Microwave Services. Cash and investments increased $6 million to $89 million.”
Donahue continued, “BMS had record operating income and our CCTV operation was profitable. Cohu’s improved financial results also reflect the impact of the cost reduction actions implemented late last year and in Q1 2009. Orders were up 33% sequentially as a result of increased levels of spares, upgrades and device kits in our semiconductor test handler business.”
Donahue concluded, “It’s premature to conclude that conditions have turned up in the semiconductor equipment industry, but we are encouraged that equipment utilization on IC test floors continues to improve, orders for spares and tooling have increased and customer forecasts are trending up. Cohu’s balance sheet is strong, we have continued to fund all important development programs and we are in a strong position to respond to customer requirements as business improves. We expect another strong quarter from BMS.”
Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on October 30, 2009 to shareholders of record on September 4, 2009. Cohu has paid consecutive quarterly cash dividends since 1977.

Deferred Tax Asset Valuation Allowance:
Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, (SFAS No. 109), requires that companies assess whether a valuation allowance should be recorded against their deferred tax assets (DTAs) based on the consideration of all available evidence, using a “more likely than not” realization standard. In making such assessment, significant weight is to be given to evidence that can be objectively verified. In accordance with SFAS No. 109, Cohu has evaluated its DTAs each reporting period, including an assessment of its cumulative income over the prior three-year period and future periods, to determine if a valuation allowance was required.
SFAS No. 109 requires that a valuation allowance be established after an evaluation of all positive and negative evidence. A significant negative factor was the possibility that Cohu may be in a three-year historical cumulative loss as of the end of the fourth quarter of fiscal 2009, as highly profitable quarters in the second half of 2006 are removed from the rolling three-year calculation. This, combined with uncertain near-term market and economic conditions, reduced our ability to rely on projections of future taxable income in assessing the realization of our DTAs.
“The Q2 increase in the valuation allowance does not have any impact on our cash, nor does such an allowance preclude us from using our tax losses, tax credits or other deferred tax assets in the future,” said Jeffrey D. Jones, Cohu’s Vice President Finance and Chief Financial Officer. “The increase in the valuation allowance is not the result of a change in our view of the company’s near or long-term outlook.”
Use of Non-GAAP Financial Information:
Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets and the deferred tax asset valuation allowance. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.
These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.
Forward Looking Statements:
Certain matters discussed in this release, including statements concerning Cohu’s new products and expectations of business conditions, orders, sales, revenues and operating performance are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, inventory, goodwill and other intangible asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; difficulties in integrating the Rasco acquisition; expected synergies and cost savings from the acquisition may not be realized; market opportunities as a result of the acquisition may be smaller than anticipated or may not be realized; reduced demand for our products as a result of the global economic crisis; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.

About Cohu:
Cohu is a supplier of test handling, burn-in and thermal solutions used by the global semiconductor industry, microwave communications and closed circuit television equipment.
Cohu will be conducting their conference call on Wednesday, July 22, 2009 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.
For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones — Investor Relations (858) 848-8106

COHU, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Six Months Ended (1)
	June 27,	June 28,	June 27,	June 28,
	2009	2008	2009	2008
Net sales	$38,424	$51,833	$75,006	$110,242
Cost and expenses:
Cost of sales	26,096	33,393	55,283	70,995
Research and development	7,773	10,441	15,738	20,442
Selling, general and administrative	8,655	8,968	17,700	17,959

	42,524	52,802	88,721	109,396

Income (loss) from operations	(4,100)	(969)	(13,715)	846
Interest and other, net (2)	343	1,443	826	2,891

Income (loss) before income taxes	(3,757)	474	(12,889)	3,737
Income tax provision (3)	18,848	300	15,978	1,611

Net income (loss)	$(22,605)	$174	$(28,867)	$2,126

Income (loss) per share:
Basic	$(0.97)	$0.01	$(1.24)	$0.09

Diluted	$(0.97)	$0.01	$(1.24)	$0.09

Weighted average shares used in computing income (loss) per share (4):
Basic	23,381	23,140	23,362	23,097

Diluted	23,381	23,429	23,362	23,332

(1)	The three- and six-month periods ended June 27, 2009 and June 28, 2008 each contain 13 weeks and 26 weeks, respectively. Total share-based compensation recorded in the three-month period ended June 27, 2009 under SFAS 123R was approximately $842,000 and is included in cost of sales ($89,000); research and development ($270,000); and selling, general and administrative expense ($483,000). Total share-based compensation recorded in the six-month period ended June 27, 2009 was approximately $1,550,000 and is included in cost of sales ($147,000); research and development ($474,000); and selling, general and administrative expense ($929,000). Total share-based compensation recorded in the three-month period ended June 28, 2008 under SFAS 123R was approximately $1,069,000 and is included in cost of sales ($93,000); research and development ($320,000); and selling, general and administrative expense ($656,000). Total share-based compensation recorded in the six-month period ended June 28, 2008 was approximately $2,094,000 and is included in cost of sales ($178,000); research and development ($620,000); and selling, general and administrative expense ($1,296,000).

(2)	The six-month period ended June 28, 2008 includes a short-term investment loss of $350,000 recorded in the first fiscal quarter.

(3)	During the second quarter of 2009, the Company recorded a charge of $19.6 million for an increase in the valuation allowance against deferred tax assets.

(4)	For the three- and six-month periods ended June 27, 2009, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	June 27,	December 27,
	2009	2008
Assets:
Current assets:
Cash and investments	$89,029	$88,385
Accounts receivable	25,673	31,945
Inventories	50,438	53,314
Deferred taxes and other	9,718	25,620

Total current assets	174,858	199,264
Property, plant & equipment, net	38,169	39,429
Goodwill	60,681	60,820
Intangible assets, net	37,623	40,993
Other assets	2,192	3,663

Total assets	$313,523	$344,169

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$3,767	$4,434
Other current liabilities	35,142	39,241

Total current liabilities	38,909	43,675
Deferred taxes and other noncurrent liabilities	19,074	14,955
Stockholders’ equity	255,540	285,539

Total liabilities & stockholders’ equity	$313,523	$344,169

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	June 27,	June 28,
	2009	2008
Loss from operations — GAAP basis (a)	$(4,100)	$(969)

Non-GAAP adjustments:
Share-based compensation included in (b):
Costs of goods sold	89	93
Research and development	270	320
Selling, general and administrative	483	656

	842	1,069
Amortization of intangible assets included in (c):
Costs of goods sold	1,311	526
Research and development	—	—
Selling, general and administrative	208	49

	1,519	575

Income (loss) from operations — non-GAAP basis (d)	$(1,739)	$675

Net income (loss) — GAAP basis	$(22,605)	$174
Non-GAAP adjustments (as scheduled above)	2,361	1,644
Tax effect of non-GAAP adjustments (e)	(682)	(444)
Non-cash increase of valuation allowance (f)	19,551	—

Net income (loss) — non-GAAP basis	$(1,375)	$1,374

GAAP net income (loss) per share — diluted	$(0.97)	$0.01

Non-GAAP net income (loss) per share — diluted (g)	$(0.06)	$0.06

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Additionally, management does not consider charges to the deferred tax valuation allowance as related to the Company’s operational performance and, as such, has excluded them to provide a better understanding of the company’s underlying operational results and a more meaningful basis for comparison with our historical and future results. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(10.7)% and (1.9)% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan determined in accordance with SFAS 123(R).

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH, the fiscal 2006 acquisition of Unigen and the fiscal 2005 acquisition of KryoTech.

(d)	(4.5)% and 1.3% of net sales, respectively.

(e)	To adjust the provision (benefit) for income taxes related to the adjustments described in notes (b) and (c) above based on applicable tax rates.

(f)	To exclude the non-cash net impact on the tax provision pertaining to the increase of the deferred asset valuation allowance.

(g)	Computed using number of GAAP diluted shares outstanding for each period presented.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Six Months Ended
	June 27,	June 28,
	2009	2008
Income (loss) from operations — GAAP basis (a)	$(13,715)	$846

Non-GAAP adjustments:
Share-based compensation included in (b):
Costs of goods sold	147	178
Research and development	474	620
Selling, general and administrative	929	1,296

	1,550	2,094
Amortization of intangible assets included in (c):
Costs of goods sold	2,614	1,148
Research and development	—	—
Selling, general and administrative	415	97

	3,029	1,245

Income (loss) from operations — non-GAAP basis (d)	$(9,136)	$4,185

Net income (loss) — GAAP basis	$(28,867)	$2,126
Non-GAAP adjustments (as scheduled above)	4,579	3,339
Tax effect of non-GAAP adjustments (e)	(1,387)	(993)
Non-cash increase of valuation allowance (f)	19,551	—

Net income (loss) — non-GAAP basis	$(6,124)	$4,472

GAAP net income (loss) per share — diluted	$(1.24)	$0.09

Non-GAAP net income (loss) per share — diluted (g)	$(0.26)	$0.19

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Additionally, management does not consider charges to the deferred tax valuation allowance as related to the Company’s operational performance and, as such, has excluded them to provide a better understanding of the company’s underlying operational results and a more meaningful basis for comparison with our historical and future results. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(18.3)% and 0.8% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan determined in accordance with SFAS 123(R).

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH, the fiscal 2006 acquisition of Unigen and the fiscal 2005 acquisition of KryoTech.

(d)	(12.2)% and 3.8% of net sales, respectively.

(e)	To adjust the provision (benefit) for income taxes related to the adjustments described in notes (b) and (c) above based on applicable tax rates.

(f)	To exclude the non-cash net impact on the tax provision pertaining to the increase of the deferred tax asset valuation allowance.

(g)	Computed using number of GAAP diluted shares outstanding for each period presented.